Exhibit 10.19(B)
Amendment No. 3 to Technology License Agreement
This Amendment No. 3 to Technology License Agreement (“Amendment No. 2”), is effective as of October 31st, 2007. This Amendment No. 3 amends the Technology License Agreement, effective as of the 31st of January, 2003, by and between Sonics, Inc. a Delaware corporation, having its principal place of business at 1098 Alta Avenue, Suite 101, Mountain View, California 94043 (“Sonics”), and Texas Instruments Incorporated, a Delaware corporation, having a principal place of business at 12500 TI Boulevard, Dallas, Texas 75243 (“TI”) (“Agreement”).
WHEREAS, the parties have previously entered into the Agreement for, inter alia, the licensing of certain Sonics Products; and
WHEREAS, the parties agree to amend the Agreement
NOW THEREFORE, in consideration of the mutual covenants and undertakings of the parties, Sonics and TI agree as follows:
1.	A new Section 5.6A shall be added as follows:

The license provided herein shall be construed to permit TI to provide Smart Cores to Synopsys and its subsidiaries only as follows: (i) in connection with TI’s development of Licensed Products; (ii) for the limited purpose of debugging Synopsys’s EDA tools, and (iii) with the express limitation that TI should ensure that Synopsys expressly agrees that the Smart Cores will not be used to develop or enhance any Synopsys product, including but not limited to a software product, that competes with Sonics products.

2.	The following Sections 5.9.1 and 5.9.2 are amended to read as follows:
5.9.1 Permitted Third Parties include: EDA Partners : [***] Other Permitted Third Parties : Wipro and Sasken

5.9.2 Sonics Competitors include: ARM, Arteris, Silistix, Synopsys, ST Microelectronics — division that develops and sells ST Bus
3.	A New Section 5.8.1 shall be added as follows:

TI may provide those Sonics Competitors listed in Section 5.9.2 with access to the restricted version of Sonics Studio for the limited purpose of debugging such third party’s EDA tools and not for any IP design or IP verification. Such disclosure is only permitted if Sonics shall have provided TI with prior written approval on a case by case basis on the form attached hereto as Exhibit A.

4.	Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Amendment No. 3 may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith.

*	[***]: Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 3 to be signed by their duly authorized representatives as of the effective date above.

Texas Instruments Incorporated	Sonics, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT A
APPROVAL FORM

TO:	Sonics, Inc. (“Sonics”)	FROM:

ATTN:	Program Manager	AT:	Texas Instruments (“Licensee”)
FAX NO.:	(650) 938-2577	FAX NO.:

DATE:			(Please provide fax number to which

Sonics should respond.)
The Licensee identified above requests approval from Sonics in accordance with the terms and conditions of the Technology License Agreement dated as of January 31_, 2003, as amended, by and between Sonics and Licensee (the “License Agreement”) to provide the Sonics Competitor identified below with access to the restricted version of Sonics Studio for the purpose identified below:

Sonics Competitor:

Address:

Country:

Contact Name:

Telephone/Fax:

Email:

Nature of Work to be Performed:

SONICS, INC.

By:

Name:

Title:

Date: